                   MASTER DEVELOPMENT AND FRANCHISE AGREEMENT


     THIS MASTER DEVELOPMENT AND FRANCHISE AGREEMENT (the "Agreement") is made and entered into this ____ day of September, 1996, by and between SUPERCUTS, INC., a Delaware corporation, with its principal business address at 550 California Street, San Francisco, California 94104 (the "Company"), and LA CARINA SUPERCUTS, INC., whose principal business address is _____________ ("Franchisee").

                                R E C I T A L S

     Franchisee has expressed an interest in acquiring and developing additional Supercuts Store franchises in the Tampa/Ft. Myers, Florida market (the "Market").

     Company, through its wholly-owned subsidiary, Supercuts Corporate Shops, Inc. (which is included in the references to "Company"), currently owns and operates Supercuts Stores in the Market, the assets of some of which Company would like to sell, and franchises for some of which Company would like to grant, to Franchisee. The addresses of the Supercuts Stores the assets of which Company would like to sell, and franchises for which Company would like to grant, to Franchisee (the "Purchased Stores") are listed in Exhibit A to this Agreement. The addresses of the Supercuts Stores the assets of which Company will allow Franchisee to use (but not buy) during this Agreement's term, but franchises for which Company would like to grant to Franchisee (the "Corporate Stores"), are listed in Exhibit B to this Agreement.

     Franchisee desires to buy the assets of, and franchises for, the Purchased Stores, to acquire franchises for the Corporate Stores, and to develop and open additional Supercuts Store franchises in the Market and is willing to comply with this Agreement's terms and conditions in order to receive these rights.

     Company is willing to sell Franchisee the assets of the Purchased Stores, to grant franchises to Franchisee for the Purchased Stores and the Corporate Stores, and to grant Franchisee the right to develop and open additional Supercuts Store franchises in the Market if Franchisee complies with this Agreement's terms and conditions.

     NOW, THEREFORE, in consideration of the mutual promises and obligations contained in this Agreement and the other agreements and documents that this Agreement references, Company and Franchisee agree as follows:

     1. (a) Subject to this Agreement's terms and conditions, Company hereby grants Franchisee the right to operate the Purchased Stores and Corporate Stores as franchises. To reflect these franchises, Company and Franchisee are, concurrently with the signing of this Agreement, also signing 36 separate Franchise Agreements, one for each Purchased Store and Corporate Store, that will regulate Franchisee's operation of those Stores according to Company's standards, specifications and operating procedures. The form of Franchise Agreement that Company and Franchisee are signing for each Purchased Store and Corporate Store, which is Company's current standard form of Franchise Agreement, is attached as Exhibit C. The Franchise Agreements for the Purchased Stores and
     Corporate Stores will include a Rider in the form attached as Exhibits D and E, respectively.

          (a) Company will retain title to all of the fixed assets and leasehold improvements of the Corporate Stores unless and until Franchisee exercises the buyout option described in Section 8. During this Agreement's term, Company will lease these items to Franchisee to use in operating the Corporate Stores. No additional consideration is due from Franchisee for these leases.

          (b) Company hereby sells to Franchisee all of the fixed assets and leasehold improvements of the Purchased Stores. Company is selling these items to Franchisee on an "as is, where is" basis, with no warranties of condition, merchantability or the like. Company represents it has good and marketable title to these items and is selling such items free and clear of all mortgages, pledges, liens, encumbrances, security interests and fixture filings. Concurrently with the signing of this Agreement, Company is giving Franchisee a Bill of Sale, in the form attached as Exhibit F, to document the sale of the fixed assets and leasehold improvements.

          (c) Company hereby sells to Franchisee at cost all of the retail supplies/inventory, and will allow Franchisee to keep all of the petty cash, now located at the Purchased Stores and Corporate Stores. Such inventory shall not be dated. Company and Franchisee agree to determine the amounts due for the retail supplies/inventory, and the total value of the petty cash, within 15 days after this Agreement's date. Franchisee must pay Company the sum of these amounts within 15 days after the parties determine the amounts. Despite the foregoing, Franchisee need not pay for the "backbar" supplies (I.E., the non-retail inventory) located at the Purchased Stores and Corporate Stores.

          (d) Company will pay to Franchisee all of the accrued vacation pay of the existing employees of the Purchased Stores and Corporate Stores as of this Agreement's date. Franchisee then will be responsible for all of the employees' accrued vacation pay. Company and Franchisee agree to determine the amounts due for accrued vacation pay within 15 days after this Agreement's date. Company must pay Franchisee these amounts within 15 days after they determine them, although Company may set off the amounts that it must pay under this subparagraph against the amounts that Franchisee must pay Company under subparagraph (d).

          (e) Any credits in the Five Percent Fund associated with the Purchased Stores and the Corporate Stores shall continue to apply to such stores.

     2. Subject to this Agreement's terms and conditions and any landlord approval required by a store lease, Company hereby grants Franchisee the right to occupy the premises of each Purchased Store and Corporate Store during the term of the Franchise Agreement for that Store. To reflect these occupancy rights, Company and Franchisee are, concurrently with the signing of this Agreement, also signing 36 separate Subleases, one for each Purchased Store and Corporate Store, that will regulate Franchisee's occupancy of those Stores. Company represents to Franchisee that the leases for the Purchased Stores and Corporate Stores allow Company to enter into the Subleases with Franchisee. Franchisee will make all required Sublease payments directly to Company, which then will pay the landlord of each Store. However, if Company fails to make any Sublease payment and to cure that default within the time period the lease specifies after notice from the Store's landlord, Franchisee may make the Sublease payment and set off that amount against the payments Franchisee must make under this Agreement. The form of Sublease that Company and Franchisee are signing for each Purchased Store and Corporate Store, which is Company's current standard form of Sublease, is attached as Exhibit
G. The Sublease for each Corporate Store also will include a Rider in the form attached as Exhibit H. While Franchisee has the right to close one or more of the Purchased Stores, Franchisee agrees to remain liable for all payments due under the Subleases for those closed Purchased Stores. Company and Franchisee agree that their intent, and part of the consideration for this transaction, is Franchisee's willingness to remain liable for all payments due under the Sub-leases during the entire term of the leases for the Purchased Stores, whether or not Franchisee operates those Purchased Stores.

     3. Subject to this Agreement's terms and conditions, Company hereby grants Franchisee the right, and Franchisee hereby undertakes the obligation, to develop and open 5 additional Supercuts Store franchises (the "Additional Stores") within the Market on or before December 31, 2000. Of these 5 Additional Stores, Franchisee agrees to develop and open at least one during each of the 1997, 1998 and 1999 calendar years. To reflect these development rights, Company and Franchisee are, concurrently with the signing of this Agreement, also signing a separate Area Development Agreement that will incorporate the terms of this Agreement and this development schedule and, together with Company's existing "Supercuts Expansion Policy," regulate Franchisee's development of these Additional Stores within the Market according to Company's standards, specifications and operating procedures. The form of Area Development Agreement that Company and Franchisee are signing, which is Company's current standard form of Area Development Agreement, is attached as Exhibit I. The Area Development Agreement also will include a Rider in the form attached as Exhibit J. The forms of Franchise Agreement and Sublease that Franchisee will sign for each Additional Store it develops under the Area Development Agreement will be (at Company's option) either the forms of Franchise Agreement and Sublease attached as Exhibits C and G or Company's then current forms of Franchise Agreement and Sublease offered to all prospective franchisees (if Company modifies those documents after the date of this Agreement), although Franchisee will sign the same forms of Franchise Agreement and Sublease for each Additional Store it develops under the Area Development Agreement. If one of the Additional Stores that Franchisee develops and opens under this Section 3 is destroyed or otherwise rendered inoperable through no fault of Franchisee, Company will continue to count that Additional Store as one of the 5 Additional Stores that Franchisee must develop by December 31, 2000 if Franchisee replaces that Store within one year after the Store is destroyed or rendered inoperable. If Franchisee fails to do so, its failure will be a default of its development obligations under this Section 3.

     4. (a) Notwithstanding anything to the contrary contained in the forms of Franchise Agreement and Sublease attached as Exhibits C and G, the initial term of the franchise for each Corporate Store that Company is granting under Section 1 above will be 7 years. When that initial term expires, Franchisee will not have the right to renew the franchises (and subleases) for the Corporate Stores unless it exercises the buyout right under Section 8. Despite the foregoing provisions, Company and Franchisee acknowledge and agree that the terms of the Subleases for the premises of the Corporate Stores, including any renewal rights under those Subleases, might not equal 7 years. If Company cannot maintain legal possession of the premises of one or more Corporate Stores for at least the 7 year term of this Agreement, Company agrees to allow Franchisee to relocate those Corporate Stores to acceptable substitute premises, at no additional fee, for which Company will sign leases and then sublease to Franchisee. The initial and renewal terms of any Purchased Store or Additional Store franchises are or will be as provided in the Franchise Agreements and Subleases that Franchisee signs for those Stores.

          (a) The initial term of the franchise for each Corporate Store will be less than 7 years if Franchisee breaches any provision of this Agreement and Company exercises its termination rights under Section 10 below.

     5. After the date of this Agreement, Franchisee is responsible for all of the costs and expenses of operating the Corporate Stores (even though Company retains title to all of the fixed assets and leasehold improvements) and Purchased Stores, including the costs of insurance coverage of the type that Company customarily requires for its own Supercuts Stores (with Company named as an additional insured and co-loss payee), and for all liabilities that arise during the operation of the Corporate Stores and Purchased Stores.
 Company and Franchisee agree to pro-rate the expenses of operating the Corporate Stores and Purchased Stores for the month in which the parties sign this Agreement. Company and Franchise agree to pro-rate these expenses within 15 days after this Agreement's date. All amounts owed by one party to the other due to these pro-rations must be paid within 15 days after the parties determine the appropriate pro-rations. Concomitantly, Franchisee will have the right, except as otherwise provided in Sections 6 and 7, to all revenue that the Purchased Stores and Corporate Stores generate after this Agreement's date.

     6. As partial consideration for Company's willingness to allow Franchisee to operate the Corporate Stores and the Purchased Stores as franchises, and to use the assets and leasehold improvements of the Corporate Stores, and notwithstanding anything to the contrary contained in the Franchise Agreements for the Corporate Stores and the Purchased Stores, Franchisee agrees to make monthly payments to Company during this Agreement's term in the amount of $65,584. Each monthly payment of $65,584 is due on or before the tenth day of each calendar month. Franchisee must make this monthly payment even if it closes one or more Purchased Stores. (Franchisee does not have the right to close a Corporate Store.) There will be no reduction whatsoever in this required monthly payment, although the payment due for the month in which the parties sign this Agreement will be prorated for the number of days during that month that Franchisee actually operates the Corporate Stores and the Purchased Stores. These lump sum $65,584 monthly payments are in place of the royalty fees payable under the Franchise Agreements for the Corporate Stores and the Purchased Stores. However, if the Corporate Stores and Purchased Stores generate, in the aggregate, more than $5.5 million in Gross Revenue (as defined below) during any calendar year during this Agreement's term beginning in the year 2000, Franchisee also agrees to pay a royalty on the excess revenue (that portion exceeding $5.5 million) equal to 10% of the excess related to services provided and 4% of the excess related to product sales. Franchisee will begin paying this additional royalty on the service and product sales made during the month following the calendar month in which Franchisee's aggregate Gross Revenue from all Corporate Stores and Purchased Stores first exceeds $5.5 million. Except as otherwise specifically provided in this Agreement, all amounts which Franchisee owes Company under this Agreement will bear interest after their original due date at the highest commercial contract rate of interest that the law allows, not to exceed 18% per year. "Gross Revenue" means the total gross revenue Franchisee derives in accordance with such accounting practices and procedures as Company determines and requires with respect to the operation of Supercuts Stores, whether from sales for cash or credit, and without regard to the source of payment thereof or the collection thereof, or the cost of collection, including the sales of all merchandise and services but excluding all sales, use, gross receipt and other similar taxes added to the sales price and collected from the customer and less any bona fide refunds. The term "sales of all merchandise and services" shall be construed in its most comprehensive sense.

     The first $250,000 that Franchisee must pay in the aggregate under this
Section 6 and for monthly interest under Section 7 is to be paid by a Promissory Note in the form attached as Exhibit K. The $250,000 principal due under the Promissory Note is payable in full on the third anniversary date of this Agreement. Interest on the outstanding principal, accruing at an 8% per annum rate, is payable monthly by the tenth day of each month.

     7. As consideration for Company's sale to Franchisee of the assets and leasehold improvements of the Purchased Stores, Franchisee agrees to pay Company the principal amount of $550,000. This amount is to be paid by a Promissory Note in the form attached as Exhibit L. The principal due under the Promissory Note is payable in full on the seventh anniversary date of this Agreement. Interest on the outstanding principal, accruing at an 8% per annum rate, is payable monthly by the tenth day of each month (except for the portion of these interest payments that Company allows Franchisee to add to the Promissory Note referenced in Section 6 above). Such interest payments are in addition to payments required in Section 6 above.

     8. If Franchisee substantially and materially complies with this Agreement, the Franchise Agreements and Subleases for the Purchased Stores and Corporate Stores, the Area Development Agreement and the Franchise Agreements for the Additional Stores by (i) making all required payments,
(ii) developing the Additional Stores as required, and (iii) operating all Purchased Stores, Corporate Stores and Additional Stores according to Company's standards and specifications (or has fully cured any defaults which it has the right to cure), Franchisee will have the right, on the seventh anniversary date of this Agreement, to purchase the fixed assets and leasehold improvements of the Corporate Stores, to terminate the Franchise Agreements, Subleases and related documents for the Corporate Stores and to replace them with new Franchise Agreements, Subleases and related documents (the standard terms of which will govern the operation of those Stores) by paying Company $2.85 million (including the $550,000 due under the Promissory Note for the Purchased Stores). This amount will be payable in full at the closing, which must take place on or before this Agreement's term expires.
If Franchisee exercises this right, Franchisee must exercise the right with respect to all of the Corporate Stores. Franchisee may not elect to exercise the right with respect to only some, but not all, of the Corporate Stores. The Additional Stores are not affected by Franchisee's exercise of this right. If Franchisee exercises its right to buy the fixed assets and leasehold improvements of the Corporate Stores, Company will give Franchisee customary bills of sale and similar transfer documents. All assets will be sold on an "as is, where is" basis with no warranties of condition, merchantability or the like but free and clear of all mortgages, pledges, liens, encumbrances, security interests and fixture filings.

     9.   If Franchisee does not exercise the buyout right described in
Section 8 by the seventh anniversary date of this Agreement, then:

          (i) Franchisee's right to operate the Corporate Stores as franchises will cease immediately; and

          (ii) all rights to operate the Corporate Stores will revert immediately to Company without any payment of any kind.

     10. Company has the right to terminate this Agreement if Franchisee fails at any time to perform any of its obligations under this Agreement, including, but not limited to, operating the Purchased Stores and Corporate Stores as required under this Agreement and the Franchise Agreements, Subleases and related documents that Franchisee signs for the Purchased Stores and Corporate Stores; developing, opening and operating the Additional Stores as required under this Agreement, the Area Development Agreement and the Franchise Agreements, Subleases and related documents that Franchisee signs for the Additional Stores; and making all payments required under this Agreement; and fails to cure any of these defaults within 20 days after receiving notice of that default from Company, provided, however, that Company need not provide Franchisee with any notice of and opportunity to cure a default, and may terminate this Agreement immediately, if Franchisee commits its second default within any 12 month period during this Agreement's term.

     11. The term of this Agreement is 7 years, unless earlier terminated under Section 10.

     12. Company agrees that, as additional consideration for the transaction this Agreement describes, it will:

          (a) Replace, at its own cost and expense, the "Cutting Edge" point-of-sale system currently at the Purchased Stores and Corporate Stores with the "Helikon" point-of-sale system. Company will complete the replacement within 30 days after this Agreement's date.

          (b) Maintain, at its own cost and expense, a total of at least 2 educators in the Market during this Agreement's term to train, at no cost to Franchisee, employees of Purchased Stores and Corporate Stores.

          (c) Reimburse Franchisee, during the first year of this Agreement's term only, for the salaries and fringe benefits of the 3 Market Directors operating in the Market, who will become Franchisee's employees after the date of this Agreement. Franchisee agrees not to increase the salaries and fringe benefits of these 3 Market Directors during the first year of this Agreement's term. If Franchisee does so, Franchisee must pay the excess portion of their salaries and fringe benefits over their current levels.

          (d) Pay, on a pro-rata basis, $200,000 of the first $300,000 that Franchisee elects to spend during the first 2 years of this Agreement's term on approved deferred maintenance at the Purchased Stores and Corporate Stores (E.G., signs, floors, remodeling, fixtures and equipment and the like). Company agrees to pay its pro rata share of this maintenance within 30 days after it receives a verified invoice detailing the work that has been, or is to be, done at the Purchased Stores and Corporate Stores (or within any other time period acceptable to the contractor or supplier).

          (e) Supply Franchisee with store financial information for the Purchased Stores and Corporate Stores for the two year period immediately preceding the date hereof in the format in which Company originally prepared such information.

     13. Concurrently with the signing of this Agreement, each of Franchisee's owners will sign the form of Guaranty attached as Exhibit M in which they will guarantee Franchisee's obligations under this Agreement and all other agreements that Franchisee signs for the Corporate Stores, Purchased Stores and Additional Stores. These Guaranties will be secured by Pledge and Security Agreements in the form attached as Exhibit N that each owner will sign concurrently with the execution of his or her Guaranty.

     14. EXCEPT TO THE EXTENT GOVERNED BY FEDERAL LAW, THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES. IF AND TO THE EXTENT THAT THE PARTIES AGREE NOT TO PROCEED BY MEANS OF ARBITRATION OR ARE NOT REQUIRED TO PROCEED BY ARBITRATION, FRANCHISEE WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT SIGNED CONCURRENTLY WITH OR PURSUANT TO THIS AGREEMENT.
 FRANCHISEE CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF SAN FRANCISCO AND SAN FRANCISCO COUNTY, CALIFORNIA, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO FRANCHISEE AT THE ADDRESSES PROVIDED IN SECTION 21 BELOW. SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, POSTAGE PREPAID. FRANCHISEE WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED UNDER THIS SECTION AND CONSENTS TO THE GRANTING OF ANY LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

     15. This Agreement is binding upon Company and Franchisee and their respective assigns and successors in interest and may not be modified except by a written agreement signed by both Company and Franchisee. Franchisee may not assign this Agreement or any of its rights or obligations under this Agreement, and no owner of Franchisee may assign an ownership interest in Franchisee, without Company's prior written consent, which Company will not unreasonably withhold, although Company may condition its consent on Franchisee's sale or assignment of all of its rights and responsibilities under all documents signed concurrently with or pursuant to this Agreement. If Company consents to any assignment, Franchisee's owners must reaffirm the Guaranties they are signing under Section 13 of this Agreement. All Guaranties and Pledge and Security Agreements signed concurrently with the signing of this Agreement will remain in full force and effect despite any assignment. Company may assign this Agreement without restriction.

     16. Company and Franchisee may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice to the other or any other effective date stated in the notice of waiver. Any waiver Company grants will be without prejudice to any other rights it may have, will be subject to its continuing review and may be revoked, in its sole discretion, at any time and for any reason, effective upon delivery to Franchisee of 10 days' prior written notice.

     Company and Franchisee will not be deemed to have waived or impaired any right, power or option this Agreement reserves (including, without limitation, Company's right to demand exact compliance with every term, condition and covenant or to declare any breach to be a default and to terminate this Agreement and all other documents that Company and Franchisee are signing concurrently with or pursuant to this Agreement before their terms expire) by virtue of any custom or practice at variance with this Agreement's terms; Company's or Franchisee's failure, refusal or neglect to exercise any right under this Agreement or to insist upon the other's exact compliance with its obligations under this Agreement; Company's waiver, forbearance, delay, failure or omission to exercise any right, power or option, whether of the same, similar or different nature, with other Supercuts Store franchisees; the existence of other agreements for Supercuts Stores which contain provisions different from those this Agreement contains; or Company's acceptance of any payments due from Franchisee after any breach of this Agreement. Company and Franchisee agree that, if Franchisee commits a default under any Franchise Agreement, Rider, Sublease or other document signed concurrently with or pursuant to this Agreement, but that default is not so serious in Company's sole discretion as to warrant Company's termination of this Agreement, Company may elect to pursue Franchisee for that specific default and need not exercise all of its rights under this Agreement. However, that decision will not preclude Company, in the event of another default, from exercising any and all rights under this Agreement.

     17. If any part of this Agreement is declared by a court or arbitrator to be invalid, unenforceable or unlawful for any reason, that decision will not affect the validity, enforceability or lawfulness of any other part or the rest of this Agreement, which will continue in full force and effect and bind the parties as though the invalid, unenforceable or unlawful part was not contained in the Agreement.

     18. Except as provided below, all controversies, disputes or claims between Company and Franchisee in connection with, arising from or with
respect to:   any provision of this Agreement or any other related agreement;
 the relationship of the parties; or the validity of this Agreement or any other related agreement, or any provision of that agreement; which is not resolved within 15 days after either party notifies the other in writing of the controversy, dispute or claim, must be submitted for arbitration to the San Francisco, California office of the American Arbitration Association on demand of either party. The arbitration proceedings will be conducted in San Francisco, California and heard by one arbitrator in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The arbitrator has the right to award or include in his or her award any relief which he or she deems proper in the circumstances, including, without limitation, money damages (with interest on unpaid amounts from date due), specific performance, injunctive relief and attorneys' fees. The award and decision of the arbitrator will be conclusive and binding upon all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction, and each waives any right to contest the validity or enforceability of the award. The parties further agree to be bound by the provision of any statute of limitations which otherwise would be applicable to the controversy, dispute or claim which is the subject of the arbitration proceeding. Without limiting the foregoing, the parties are entitled in any arbitration proceeding to the entry of an order by a court of competent jurisdiction pursuant to an opinion of the arbitrator for specific performance of any of the requirements of this Agreement. This provision will continue in full force and effect subsequent to and notwithstanding this Agreement's expiration or termination. All matters relating to arbitration will be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 ET SEQ.) and not by any state arbitration law.

     Despite Company's and Franchisee's agreement to arbitrate, each has the right in a proper case to seek temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction; provided, however, that Company and Franchisee must contemporaneously submit their dispute for arbitration on the merits as provided in this Section.

     19. Company's and Franchisee's rights under this Agreement are cumulative, and either party's exercise or enforcement of any right or remedy under this Agreement will not preclude its exercise or enforcement of any other right or remedy under this Agreement which Company or Franchisee is entitled by law to enforce.

     20. The recitals and exhibits are a part of this Agreement which, together with the documents that Company and Franchisee are signing concurrently with this Agreement, constitutes Company's and Franchisee's entire agreement and supersedes all prior negotiations, representations, inducements, promises or agreements, oral or otherwise.

     21. All notices and reports to Company and Franchisee, if not personally served, will be deemed delivered the same business day after sending by telegraph, facsimile or comparable electronic system, one business day after deposit with Federal Express or a comparable overnight courier company or 3 days after being placed in the U.S. mail by registered or certified mail, return receipt requested. All notices must be sent postage prepaid and addressed to the respective party at the addresses noted on page 1 above or as either party otherwise designates in writing from time to time.

     22. COMPANY AND FRANCHISEE INTEND THIS AGREEMENT, ALL OTHER AGREEMENTS AND DOCUMENTS SIGNED CONCURRENTLY WITH THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS TO BE SIGNED PURSUANT TO THE RIGHTS GRANTED BY THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, FRANCHISE AGREEMENTS, RIDERS AND SUBLEASES FOR PURCHASED STORES, CORPORATE STORES AND ADDITIONAL STORES) TO BE PART OF ONE INTEGRATED TRANSACTION AND NOT SEPARATE TRANSACTIONS. IN THE EVENT OF A CONFLICT BETWEEN THIS AGREEMENT AND ANY OTHER AGREEMENT, THIS AGREEMENT WILL PREVAIL.

     23.  Company makes the following additional representations:

          (a) The transactions this Agreement contemplates do not conflict with any of the Company's current financing arrangements;

          (b) It will reasonably advise any future financing sources of its obligations under this Agreement;

          (c) It has the authority to enter into and perform this Agreement, and all actions this Agreement contemplates have been approved by all requisite corporate action;

          (d)  To the best of its knowledge:

               (i) all leases for the Purchased Stores and Corporate Stores are in full force and effect and not in default;

               (ii) it has not received notice from any governmental agency which would adversely affect the transaction this Agreement contemplates or the Purchased Stores and Corporate Stores;

               (iii) it is not a party to any litigation which would
                     adversely affect the Purchased Stores and Corporate Stores; and

               (iv) it is in compliance with all laws related to the Purchased Stores and Corporate Stores; and

          (e) The historical financial statements concerning the Purchased Stores and Corporate Stores that Company has provided to Franchisee were taken from the records maintained by Company. Company warrants that the sales levels reflected in those financial statements are true and correct. However, Franchisee acknowledges and agrees that any historical information is not a warranty or guaranty that the Purchased Stores and Corporate Stores will reach those levels of performance after this Agreement's date.


SUPERCUTS, INC., a Delaware                LA CARINA SUPERCUTS, INC., a
corporation                                Florida corporation


By:______________________________          By:______________________________
  Its:___________________________            Its:___________________________

Dated:___________________________          Dated:___________________________

                                  EXHIBIT L

                               PROMISSORY NOTE


$550,000                                                       September 9, 1996


     FOR VALUE RECEIVED, LA CARINA SUPERCUTS, INC., a Florida corporation (La Carina Supercuts, Inc., its successors and assigns are hereinafter collectively referred to as "Maker") promises to pay to the order of SUPERCUTS, INC. (Supercuts, Inc., its successors and assigns are hereinafter collectively referred to as "Lender") at its office at 550 California Street, San Francisco, California, 94104, or such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America, the principal sum of FIVE HUNDRED FIFTY THOUSAND DOLLARS ($550,000), together with interest on the principal balance from time to time unpaid at the rate of eight percent (8%) per annum. From and after the occurrence of an Event of Default (as hereinafter defined) the outstanding principal amount hereof shall bear interest at the rate of ten percent (10%) per annum until paid in full. Interest will be computed on the daily principal balance outstanding during the period from the last payment date to the current payment date. Interest shall be the product resulting when multiplying the rate of interest by the principal balance outstanding, dividing by 360 and then multiplying by the actual number of days interest has accrued.

     Accrued interest on this Note shall be payable in arrears upon the receipt by Maker of a statement from Lender, but in no event later than the tenth day of each month for the immediately preceding month, with the first such payment due no later than October 10, 1996. The principal indebtedness evidenced by this Note shall be payable in a single installment on September 9, 2003, unless earlier declared due and payable as provided in this Note.

     This Note may be prepaid in whole or in part at any time without premium or penalty.

     This Note has been issued pursuant to the terms of Section 7 of that certain Master Development and Franchise Agreement, dated September 9, 1996 (the "Master Agreement"), between Lender and Maker. The terms, covenants, conditions, provisions, stipulations and agreements of the Master Agreement are hereby made a part of this Note, to the same extent and with the same effect as if they were fully set forth herein. Maker does hereby covenant to abide by and comply with each and every term, covenant, provision, stipulation, promise, agreement and condition set forth in the Master Agreement.

     Maker shall remain liable for the payment of this Note, including interest, notwithstanding any extensions of time of payment or any indulgence of any kind or nature that Lender may grant to Maker or any guarantor, whether with or without notice to Maker, and Maker hereby expressly waives such notice. No release of any or all of the security given for this obligation shall release any other maker, co-maker, surety, guarantor, or other party hereto in any capacity.

     Each of the following shall constitute an "Event or Default" under this
Note: (i) the failure of Maker to make any payment of the principal of or interest on this Note when due and payable, (ii) the failure of Maker to perform any of its obligations under the Master Agreement in accordance with the terms thereof, or (iii) the failure of Maker to perform any of its obligations under the documents and agreements delivered pursuant to the Master Agreement (the "Documents"). Upon the occurrence of an Event of Default, this Note shall become immediately due and payable and Lender shall have all of the rights and remedies provided in the Master Agreement, as well as those rights and remedies provided by any other applicable law, rule or regulation.

     In the event that Lender institutes legal proceedings to enforce the provisions of this Note, Maker agrees to pay to Lender, in addition to any indebtedness due and unpaid, all costs and expenses of such proceedings, including reasonable attorneys' fees.

     Lender shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Lender and then only to the extent specifically set forth therein. A waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Lender by the Documents shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Lender's option.

     Except as expressly provided for in this Note, the Master Agreement or any Document, every person at any time liable for the payment of the debt evidenced hereby waives presentment for payment, demand, notice of nonpayment of this Note, protest and notice of protest, trial by jury in any litigation arising out of, relating to, or connected with this Note or any instrument given as security herefor, all exemptions and homestead laws and all rights thereunder and consents that Lender may extend the time of payment of any part or the whole of the debt, or grant any other modifications or indulgence pertaining to payment of this Note at any time, at the request of any other person liable for said debt.

     This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forebearance or detention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under the laws of the State of California as applicable to Maker. If, from any circumstances whatsoever, fulfillment of any provision of this Note or of any of the other Documents shall, at the time performance of such provisions shall be due, involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if, from any circumstances, Lender shall ever receive as interest an amount which would exceed the highest lawful rate applicable to Maker, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness evidenced hereby and not to the payment of interest.

     All covenants, agreements, representations and warranties made herein, in the Master Agreement and in the Documents are deemed to have been relied upon by Lender, notwithstanding any investigation by Lender on its behalf. All provisions contained in this Note which are contrary to, prohibited by or invalid under applicable laws or regulations shall be deemed omitted from this Note and shall not invalidate the remaining provisions hereof.

     This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.

     The form and essential validity of this Note shall be governed by the laws of the State of California. If any provision of this Note is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided that where the provisions of any such applicable law may be waived, they hereby are waived by Maker to the full extent permitted by law in order that this Note shall be deemed to be a valid and binding Note in accordance with its terms.

     Time is of the essence with respect to all Maker's obligations and agreements under this Note.

     This Note and all the provisions, conditions, promises and covenants hereof shall inure to the benefit of Lender, its successors and assigns, and shall be binding in accordance with the terms hereof upon Maker, its successors and assigns, provided nothing herein shall be deemed consent to any assignment restricted or prohibited by the terms of the Master Agreement or the Documents.

     All notices required hereunder shall be given in accordance with the Master Agreement.

     IN WITNESS WHEREOF, the undersigned has caused its duly authorized officers to execute this Note on its behalf as of the date and year first set forth above.


                                        LA CARINA SUPERCUTS, INC.,
                                        a Florida corporation

                                        By:___________________________
                                           Name:______________________
                                           Title:_____________________

                                  EXHIBIT K

                               PROMISSORY NOTE


$250,000                                                       September 9, 1996


     FOR VALUE RECEIVED, LA CARINA SUPERCUTS, INC., a Florida corporation (La Carina Supercuts, Inc., its successors and assigns are hereinafter collectively referred to as "Maker") promises to pay to the order of SUPERCUTS, INC. (Supercuts, Inc., its successors and assigns are hereinafter collectively referred to as "Lender") at its office at 550 California Street, San Francisco, California, 94104, or such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America, the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), together with interest on the principal balance which has been advanced and which is from time to time unpaid at the rate of eight percent (8%) per annum. From and after the occurrence of an Event of Default (as hereinafter defined) the principal amount hereof shall bear interest at the rate of ten percent (10%) per annum until paid in full. Interest will be computed on the daily principal balance outstanding during the period from the last payment date to the current payment date. Interest shall be the product resulting when multiplying the rate of interest by the principal balance outstanding, dividing by 360 and then multiplying by the actual number of days interest has accrued.

     Accrued interest on this Note shall be payable in arrears upon the receipt by Maker of a statement from Lender, but in no event later than the tenth day of each month for the immediately preceding month, with the first such payment due no later than October 10, 1996. The principal indebtedness evidenced by this Note shall be payable in a single installment on September 9, 1999, unless earlier declared due and payable as provided in this Note.

     This Note may be prepaid in whole or in part at any time without premium or penalty.

     This Note has been issued pursuant to the terms of Section 6 of that certain Master Development and Franchise Agreement, dated September 9, 1996 (the "Master Agreement"), between Lender and Maker. The terms, covenants, conditions, provisions, stipulations and agreements of the Master Agreement are hereby made a part of this Note, to the same extent and with the same effect as if they were fully set forth herein. Maker does hereby covenant to abide by and comply with each and every term, covenant, provision, stipulation, promise, agreement and condition set forth in the Master Agreement.

     Maker shall remain liable for the payment of this Note, including interest, notwithstanding any extensions of time of payment or any indulgence of any kind or nature that Lender may grant to Maker or any guarantor, whether with or without notice to Maker, and Maker hereby expressly waives such notice. No release of any or all of the security given for this obligation shall release any other maker, co-maker, surety, guarantor, or other party hereto in any capacity.

     Each of the following shall constitute an "Event or Default" under this
Note: (i) the failure of Maker to make any payment of the principal of or interest on this Note when due and payable, (ii) the failure of Maker to perform any of its obligations under the Master Agreement in accordance with the terms thereof, or (iii) the failure of Maker to perform any of its obligations under the documents and agreements delivered pursuant to the Master Agreement (the "Documents"). Upon the occurrence of an Event of Default, this Note shall become immediately due and payable and Lender shall have all of the rights and remedies provided in the Master Agreement, as well as those rights and remedies provided by any other applicable law, rule or regulation.

     In the event that Lender institutes legal proceedings to enforce the provisions of this Note, Maker agrees to pay to Lender, in addition to any indebtedness due and unpaid, all costs and expenses of such proceedings, including reasonable attorneys' fees.

     Lender shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Lender and then only to the extent specifically set forth therein. A waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Lender by the Documents shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Lender's option.

     Except as expressly provided for in this Note, the Master Agreement or any Document, every person at any time liable for the payment of the debt evidenced hereby waives presentment for payment, demand, notice of nonpayment of this Note, protest and notice of protest, trial by jury in any litigation arising out of, relating to, or connected with this Note or any instrument given as security herefor, all exemptions and homestead laws and all rights thereunder and consents that Lender may extend the time of payment of any part or the whole of the debt, or grant any other modifications or indulgence pertaining to payment of this Note at any time, at the request of any other person liable for said debt.

     This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forebearance or detention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under the laws of the State of California as applicable to Maker. If, from any circumstances whatsoever, fulfillment of any provision of this Note or of any of the other Documents shall, at the time performance of such provisions shall be due, involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if, from any circumstances, Lender shall ever receive as interest an amount which would exceed the highest lawful rate applicable to Maker, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness evidenced hereby and not to the payment of interest.

     All covenants, agreements, representations and warranties made herein, in the Master Agreement and in the Documents are deemed to have been relied upon by Lender, notwithstanding any investigation by Lender on its behalf. All provisions contained in this Note which are contrary to, prohibited by or invalid under applicable laws or regulations shall be deemed omitted from this Note and shall not invalidate the remaining provisions hereof.

     This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.

     The form and essential validity of this Note shall be governed by the laws of the State of California. If any provision of this Note is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided that where the provisions of any such applicable law may be waived, they hereby are waived by Maker to the full extent permitted by law in order that this Note shall be deemed to be a valid and binding Note in accordance with its terms.

     Time is of the essence with respect to all Maker's obligations and agreements under this Note.

     This Note and all the provisions, conditions, promises and covenants hereof shall inure to the benefit of Lender, its successors and assigns, and shall be binding in accordance with the terms hereof upon Maker, its successors and assigns, provided nothing herein shall be deemed consent to any assignment restricted or prohibited by the terms of the Master Agreement or the Documents.

     All notices required hereunder shall be given in accordance with the Master Agreement.

     IN WITNESS WHEREOF, the undersigned has caused its duly authorized officers to execute this Note on its behalf as of the date and year first set forth above.


                                          LA CARINA SUPERCUTS, INC.,
                                          a Florida corporation

                                          By:___________________________
                                            Name:_______________________
                                            Title:______________________

                                   GUARANTY


     GUARANTY, dated as of September 9, 1996, of DOUGLAS S. BELL, an individual ("Guarantor"), in favor of "SUPERCUTS, INC.," a Delaware corporation ("Supercuts").

                             W I T N E S S E T H:

     WHEREAS, La Carina Supercuts, Inc., a Florida corporation ("La Carina"), has entered each of the documents and agreements set forth on Exhibit A attached hereto with Supercuts (collectively, the "Documents").

     WHEREAS, Guarantor is the owner of all of the outstanding capital stock of La Carina and Guarantor will derive direct and indirect economic benefits from the transactions contemplated by the Documents; and

     WHEREAS, as a condition precedent to Supercuts's entering into the Documents and the transactions contemplated thereby, Supercuts is requiring that Guarantor shall have executed and delivered this Guaranty;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Supercuts to enter into the Documents and the transactions contemplated thereby, it is agreed as follows:

     1. DEFINITIONS. Capitalized terms used herein shall have the meanings assigned to them in the foregoing recitals and as set forth below:

     "OBLIGATIONS" shall mean all debts, liabilities and obligations for monetary amounts and all covenants and duties regarding such amounts of any kind or nature, present or future, of La Carina arising under the Documents.

     "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "PROMISSORY NOTES" shall mean, collectively, the Promissory Note, dated September 9, 1996, issued by La Carina to Supercuts in the principal amount of $250,000 and the Promissory Note, dated September 9, 1996, issued by La Carina to Supercuts in the principal amount of $550,000.

     References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Guaranty as the same may be in effect at the time such reference becomes operative.

     2.  THE GUARANTY. The guaranty of Guarantor hereunder is as follows:

         2.1 GUARANTY OF OBLIGATIONS OF LA CARINA. Guarantor hereby unconditionally guarantees to Supercuts, and its successors, indorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations. Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that his obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

               (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, any Document or any other agreement, document or instrument to which La Carina and/or Guarantor is or are or may become a party;

               (b) the absence of any action to enforce this Guaranty or any Document or the waiver or consent by Supercuts with respect to any of the provisions thereof;

               (c) the existence, value or condition of, or failure to perfect Supercuts's lien against, any security for the Obligations or any action, or the absence of any action, by Supercuts in respect thereof (including, without limitation, the release of any such security); or

               (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

     it being agreed by Guarantor that his obligations under this Guaranty shall not be discharged until the payment and performance, in full, of the Obligations. Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations. Guarantor expressly waives all rights he may have, now or in the future, under any statute, or at common law, or at law or in equity, or otherwise, to compel Supercuts to proceed in respect of the Obligations against La Carina or any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, Guarantor. Guarantor agrees that any notice or directive given at any time to Supercuts which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Supercuts, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Supercuts has or have specifically agreed otherwise in writing. It is agreed among Guarantor and Supercuts that the foregoing waivers are of the essence of the transaction contemplated by the Documents and that, but for this Guaranty and such waivers, Supercuts would decline to enter into the Documents.

         2.2 DEMAND BY SUPERCUTS. In addition to the terms of this Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if the then outstanding principal amount of the Obligations (together with all accrued interest thereon) is declared to be immediately due and payable, then, Guarantor shall, upon demand in writing therefor by Supercuts to Guarantor, pay to Supercuts the entire outstanding Obligations due and owing to Supercuts.

         2.3 ENFORCEMENT OF GUARANTY. In no event shall Supercuts have any obligation (although it is entitled, at its option) to proceed against La Carina or any other person or any real or personal property pledged to secure the Obligations before seeking satisfaction from Guarantor, and Supercuts may proceed, prior or subsequent to, or simultaneously with, the enforcement of Supercuts's rights hereunder, to exercise any right or remedy which it may have against any property, real or personal, as a result of any lien it may have as security for all or any portion of the Obligations.

         2.4 WAIVER. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives, and agrees that he shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of his obligations under, or the enforcement by Supercuts of, this Guaranty. Guarantor hereby waives diligence (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in La Carina's financial condition or any other fact which might materially increase the risk to Guarantor), presentment and demand with respect to any of the Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, his obligations under this Guaranty are not subject to any defense against Supercuts or La Carina of any kind. Guarantor further agrees that his obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Supercuts or against La Carina of any kind which may arise in the future.

         2.5 BENEFITS OF GUARANTY. The provisions of this Guaranty are for the benefit of Supercuts and its successors, transferees, indorsees and assigns, and nothing herein contained shall impair, as between La Carina and Supercuts, the obligations of La Carina under the Documents. In the event all or any part of the Obligations are transferred, indorsed or assigned by Supercuts to any person or persons in accordance with the provisions of the Documents, any reference to "Supercuts" herein shall be deemed to refer equally to such Person or Persons.

         2.6 MODIFICATION OF OBLIGATIONS, ETC. If Supercuts shall at any time or from time to time, with or without the consent of, or notice to,
     Guarantor:

               (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

               (b) take any action under or in respect of the Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

               (c) amend or modify, in any manner whatsoever, the Documents;

               (d) extend or waive the time for any of Guarantor's, La Carina's or any other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

               (e) take and hold security or collateral for the payment of the Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Supercuts has been granted a lien, to secure any indebtedness of Guarantor or La Carina to Supercuts;

               (f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or La Carina to Supercuts;

               (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or La Carina are subordinated to the claims of Supercuts; and/or

               (h) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or La Carina to Supercuts in such manner as Supercuts shall determine in their discretion;

     then Supercuts shall not incur any liability to Guarantor pursuant hereto as a result thereof, and no such action shall impair or release the obligations of Guarantor under this Guaranty.

         2.7 REINSTATEMENT. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition be filed by or against La Carina or Guarantor for liquidation or reorganization, in the event La Carina or Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee be appointed for all or any significant part of La Carina's or Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Supercuts, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         2.8 ELECTION OF REMEDIES. If Supercuts may, under applicable law, proceed to realize its benefits under any of the Documents giving
     Supercuts a lien upon any collateral, whether owned by La Carina or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Supercuts may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Supercuts shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against La Carina or any other person, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantor hereby consents to such action by Supercuts and waives any claim based upon such action, even if such action by Supercuts shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Supercuts. Any election of remedies which results in the denial or impairment of the right of Supercuts to seek a deficiency judgment against La Carina shall not impair Guarantor's obligation to pay the full amount of the Obligations.
     In the event Supercuts shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Documents, Supercuts may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Supercuts but shall be credited against the Obligations.
     The amount of the successful bid at any such sale, conducted in a commercially reasonable manner, whether Supercuts or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Supercuts might otherwise be entitled but for such bidding at any such sale.

         2.9 CONTINUING GUARANTY. Guarantor agrees that this Guaranty is a continuing guaranty and shall remain in full force and effect until the payment and performance in full of the Obligations.

         2.10 WAIVER OF SUBROGATION. Guarantor hereby waives any right of subrogation Guarantor has or may have against La Carina with respect to Guarantor's obligations hereunder. In addition, Guarantor hereby waives any right to proceed against La Carina, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have against La Carina with respect to Guarantor's obligations hereunder. Guarantor also hereby waives any rights to recourse to or with respect to any asset of La Carina. Guarantor agrees that in light of the immediately foregoing waivers, the execution of this Guaranty shall not be deemed to make Guarantor a "creditor" of La Carina, and that for purposes of Sections 547 and 550 of the Bankruptcy Code, Guarantor shall not be deemed a "creditor" of La Carina. Guarantor acknowledges and agrees that this waiver is intended to benefit Supercuts and shall not limit or otherwise affect Guarantor's liability hereunder or the enforceability of this Guaranty, and that Supercuts and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.10 and their rights under this
     Section 2.10 shall survive payment in full of the Guaranteed Obligations.

     3. DELIVERIES. Guarantor shall deliver to Supercuts, concurrently with the execution of this Guaranty, each of the following documents duly executed by Guarantor in form and content acceptable to Supercuts:

          (a) Pledge and Security Agreement;
          (b) Stock Certificate and stock powers;
          (c) Assignment of Life Insurance Policy as Collateral; and
          (d) UCC-1 Financing Statement.

     2. REPRESENTATIONS AND WARRANTIES. To induce Supercuts to enter into the Documents and the transactions contemplated thereby, Guarantor makes the following representations and warranties to Supercuts, each and all of which shall survive the execution and delivery of this Guaranty:

         2.1 NO CONFLICT. The execution, delivery and performance of this Guaranty and all instruments and documents to be delivered by Guarantor in connection with this Guaranty, will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, will not conflict with or result in the breach of, or constitute a default under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of his property is bound, will not result in the creation or imposition of any lien upon any of the property of Guarantor and the same do not require the consent or approval of any governmental body, agency, authority or any other Person except those already obtained.

         2.2 ENFORCEABILITY. This Guaranty and each of the instruments and documents delivered by Guarantor in connection with this Guaranty constitute the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

     3. PERMITTED ASSIGNMENT BY SUPERCUTS. Supercuts may freely assign its rights and delegate its duties under this Guaranty, but no such assignment or delegation shall increase or diminish Guarantor's obligations hereunder. Supercuts agrees to give Guarantor prompt notice of such assignment or delegation and agrees to use its best efforts to give such notice at least three (3) business days prior to such assignment or delegation, but the consent of Guarantor shall not be required for any such assignment or delegation and failure to give such notice shall not affect the validity or enforceability of any such assignment or delegation or this Guaranty or subject Supercuts to any liability.

     4. FURTHER ASSURANCES. Guarantor agrees, upon the written request of Supercuts, to execute and deliver to Supercuts, from time to time, any additional instruments or documents reasonably considered necessary by Supercuts to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

     5. PAYMENTS FREE AND CLEAR OF TAXES. All payments required to be made by Guarantor hereunder shall be made to Supercuts free and clear of, and without deduction for, any and all present and future taxes, withholdings, levies, duties, and other governmental charges ("Taxes"), excluding such income and franchise taxes of the United States and/or any political subdivision thereof with respect to such amounts which would otherwise have been payable by Supercuts if La Carina had paid the Obligations to Supercuts in accordance with the terms of the Documents. Upon request by Supercuts, Guarantor shall furnish to Supercuts a receipt for any Taxes paid by Guarantor pursuant to this Section 7 or, if no Taxes are payable with respect to any payments required to be made by Guarantor hereunder, evidence reasonably acceptable to Supercuts that no such Taxes are payable. If Taxes are paid by Supercuts, Guarantor will, upon demand of Supercuts, and whether or not such Taxes shall be correctly or legally asserted, indemnify Supercuts for such payments, together with any interest, penalties and expenses in connection therewith plus interest thereon at the rate of ten percent (10%) per annum.

     6.   MISCELLANEOUS.

         6.1 ENTIRE AGREEMENT; AMENDMENTS. This Guaranty, together with the documents delivered in accordance with Section 3 and the other Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the Obligations and may not be amended or supplemented except by a writing signed by Guarantor and Supercuts.

         6.2 HEADINGS. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

         6.3 SEVERABILITY. In the event that any one or more of the provisions contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Guaranty shall not be in any way impaired.

         6.4 NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered pursuant to the provisions of Section 21 of the Master Development and Franchise Agreement, dated September 9, 1996, between La Carina and Supercuts, addressed as follows:

               (a) If to Supercuts, at:     Supercuts, Inc.
                                            550 California Street
                                            San Francisco, California 94104
                                            Attention:  General Counsel
                                            Telecopy No.:  (412) 693-4944


               (a) If to Guarantor, at:     Douglas S. Bell
                                            2211 Augusta Drive
                                            Suite 13
                                            Houston, Texas  77057
                                            Telecopier No: (713) 621-3109

     or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, in person, by delivery service or by overnight courier service, with receipt acknowledged, the date of telecopy transmission or three (3) business days after the same shall have been deposited with the United States mail, postage prepaid.

         3.1 BINDING EFFECT. This Guaranty shall bind Guarantor and shall inure to the benefit of Supercuts and its successors and assigns. Guarantor may not assign this Guaranty.

         3.2 NON-WAIVER. The failure of Supercuts to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against Supercuts, nor excuse Guarantor from its obligations hereunder. Any waiver of any such right or remedy by Supercuts must be in writing and signed by Supercuts.

         3.3 TERMINATION. This Guaranty shall terminate and be of no further force or effect at such time as the Obligations shall be paid and performed in full and the Documents are terminated. Upon payment and performance in full of the Obligations and termination of the Documents, Supercuts shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

         3.4 GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THE TERMS OF THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (EXCLUSIVE OF ANY RULES AS TO CONFLICT OF LAWS) AND THE LAWS OF THE UNITED STATES APPLICABLE THEREIN. IF AND TO THE EXTENT THAT GUARANTOR AND SUPERCUTS AGREE NOT TO PROCEED BY MEANS OF ARBITRATION OR ARE NOT REQUIRED TO PROCEED BY ARBITRATION, GUARANTOR WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER OR UNDER THE OTHER DOCUMENTS DELIVERED IN CONNECTION WITH THIS GUARANTY OR RELATING TO EACH OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN SAN FRANCISCO COUNTY, CALIFORNIA AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON GUARANTOR, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO GUARANTOR AT THE ADDRESSES PROVIDED IN SECTION 8.4 ABOVE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES MAILS, POSTAGE PREPAID. GUARANTOR WAIVES ANY OBJECTION TO VENUE OF

     ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

         3.5 ARBITRATION. Except as provided below, all controversies, disputes or claims between Supercuts and Guarantor in connection with, arising from or with respect to: any provision of this Guaranty or any other related agreement; the relationship of the parties; or the validity of this Guaranty or any other related agreement, or any provision of such agreement, which is not resolved within 15 days after either party notifies the other in writing of such controversy, dispute or claim, shall be submitted for arbitration to the San Francisco, California office of the American Arbitration Association on demand of either party. The arbitration proceedings will be conducted in San Francisco, California and heard by one arbitrator in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The arbitrator has the right to award or include in his or her award any relief which he or she deems proper in the circumstances, including, without limitation, money damages (with interest on unpaid amounts from date due), specific performance, injunctive relief and attorneys' fees. The award and decision of the arbitrator will be conclusive and binding upon all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction, and each waives any right to contest the validity or enforceability of the award. The parties further agree to be bound by the provision of any statute of limitations which otherwise would be applicable to the controversy, dispute or claim which is the subject of the arbitration proceeding. Without limiting the foregoing, the parties are entitled in any arbitration proceeding to the entry of an order by a court of competent jurisdiction pursuant to an opinion of the arbitrator for specific performance of any of the requirements of this Guaranty. This provision will continue in full force and effect subsequent to and notwithstanding expiration or termination of this Guaranty. All matters relating to arbitration will be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 ET SEQ.) and not by any state arbitration law.

         Despite Supercuts's and Guarantor's agreement to arbitrate, each has the right in a proper case to seek temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction; provided, however, that Supercuts and Guarantor must contemporaneously submit their dispute for arbitration on the merits as provided in this Section.

         3.6 SECURITY. The obligations of Guarantor under this Guaranty are secured in part pursuant to the terms of the Pledge and Security Agreement referred to in Section 3.

         3.7 COUNTERPARTS. This Guaranty may be executed in any number of counterparts which shall individually and collectively constitute one agreement.

     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first above written.





                                          _________________________________
                                          DOUGLAS S. BELL

Accepted and acknowledged by
SUPERCUTS, INC.


By:_________________________________
  Name:_____________________________
  Title:____________________________